Exhibit 3.3(b)
                                CENTURYTEL, INC.

                           CHARTER OF AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                     (as amended through February 25, 2004)


I.       SCOPE OF RESPONSIBILITY

         A.    General

         Subject to the limitations noted in Section VI, the primary function of the Audit Committee is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by (1) overseeing the Company's system of financial reporting, auditing, controls and legal compliance, (2) monitoring the operation of such system and the integrity of the Company's financial statements, (3) monitoring the qualifications and independence of the outside auditors, and the performance of the outside and internal auditors, and (4) reporting to the Board periodically concerning activities of the Audit Committee.

         B.    Relationship to Other Groups

         The management of the Company is responsible primarily for developing the Company's accounting practices, preparing the Company's financial statements, maintaining internal controls, maintaining disclosure controls and procedures, and preparing the Company's disclosure documents in compliance with applicable law. The internal auditors are responsible primarily for objectively assessing the Company's internal controls. The outside auditors are responsible primarily for auditing and attesting to the Company's financial statements and evaluating the Company's internal controls. Subject to the limitations noted in
Section VI, the Audit Committee, as the delegate of the Board, is responsible for overseeing this process and discharging such other functions as are assigned by law, the Company's organizational documents, or the Board. The functions of the Audit Committee are not intended to duplicate, certify or guaranty the activities of management or the internal or outside auditors.

         The Audit Committee will strive to maintain an open and free avenue of communication among management, the outside auditors, the internal auditors, and the Board. The outside and internal auditors will report directly to the Audit Committee. The Audit Committee will report regularly to the Board.

II.      COMPOSITION

         The Audit Committee will be comprised of three or more directors, each of whom will be appointed and replaced by the Board in accordance with the Company's bylaws. Each member of the Audit Committee will meet the standards of independence or other qualifications required from time to time by the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"), and at least one member will in the judgment of the Board have accounting or related financial management expertise in accordance with New York Stock Exchange listing standards. The Audit Committee's chairperson shall be designated by the Board. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services by the outside auditors, subject to any limitations or reporting requirements established by law or the Company's procedures.

III.     MEETINGS

         The Audit Committee will meet at least four times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite to its meetings other directors or representatives of management, the outside auditors, the internal auditors, counsel or other persons whose pertinent advice or counsel is sought by the Committee. The agenda for meetings will be prepared in consultation among the Committee chairperson (with input from Committee members), management, the outside auditors, the internal auditors and counsel. The Audit Committee will maintain written minutes of all its meetings and provide a copy of all such minutes to every member of the Board.

IV.      POWERS

         The Audit Committee shall have the sole authority to appoint or replace the outside auditors, provided that the Audit Committee may submit its appointment to the Company's shareholders for ratification on terms and conditions acceptable to it. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the outside auditors (including resolution of disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall also have the sole authority to (a) appoint or replace the head of internal auditing, (b) appoint or replace any firm engaged to provide internal auditing services and (c) grant waivers to directors or executive officers from the code of ethics and business conduct contained in the Company's corporate compliance procedures.

         The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (a) compensation to the outside auditor or any other advisors employed by the Audit Committee and (b) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

         The Audit Committee shall have the power to (a) obtain and review any information that the Audit Committee deems necessary to perform its oversight functions and (b) conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities.

         The Audit Committee shall have the power to issue any reports or perform any other duties required by (a) the Company's articles of incorporation or bylaws, (b) applicable law or (c) rules or regulations of the SEC, the New York Stock Exchange, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee. The Audit Committee may adopt any policies or procedures required under any such articles, bylaws, laws, rules or regulations, or that it, in its discretion, may determine to be advisable in connection with its oversight functions.

         The Audit Committee shall have the power to consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

V.       PERIODIC OVERSIGHT TASKS

         The Audit Committee, to the extent it deems necessary or appropriate or to the extent required by applicable laws or regulations, will perform the oversight tasks delineated in the Audit Committee Checklist. The checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. The most recently updated checklist will be considered to be an addendum to this charter.

VI.      LIMITATIONS

         The Committee's failure to investigate any matter, to resolve any dispute or to take any other actions or exercise any of its powers in connection with the good faith exercise of its oversight functions shall in no way be construed as a breach of its duties or responsibilities to the Company, its directors or its shareholders.

         The Audit Committee is not responsible for preparing the Company's financial statements, planning or conducting the audit of such financial statements, determining that such financial statements are complete and accurate or prepared in accordance with generally accepted accounting standards, or assuring compliance with applicable laws or the Company's policies, procedures and controls, all of which are the responsibility of management or the outside auditors. The Audit Committee's oversight functions involve substantially lesser responsibilities than those associated with the audit performed by the outside auditors. In connection with the Audit Committee's oversight functions, the Committee may rely on (i) management's representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the representations of the internal or outside auditors.

         In carrying out its oversightfunctions, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.


                               * * * * * * * * * *


o Originally adopted and approved by the Audit Committee and Board on November 18, 1999.

o Amended by the Board on February 28, 2001, February 26, 2002, February 25, 2003 and February 25, 2004, in each case following prior approval thereof by the Audit Committee.

                                                                    ADDENDUM

                            AUDIT COMMITTEE CHECKLIST

                                                                      First     Second      Third     Fourth       As
                                                                     Quarter    Quarter    Quarter    Quarter    Needed
Annual Audit Planning
---------------------

   1.   appoint or replace the outside auditors and approve the         X
compensation and other terms of the outside auditors'
annual engagement

   2.   pre-approve all auditing services                               X                                           X

   3.   review significant relationships between the outside            X                                           X
auditors and the Company, including those described in written statements of the outside auditors furnished underISB Standard
No. 1 and employment relationships proscribed under Rule
2-01(c)(2) of Regulation S-X1 (1)

   4.   discuss the scope and comprehensiveness of the audit            X                                X
plan, including changes from prior years and the coordination of the efforts of the outside and internal auditors

Review Earnings Releases and Other Non-SEC Reports
--------------------------------------------------

   5.   discuss the Company's earnings release with management          X          X          X          X
and the outside auditors prior to its release

   6.   discuss with management the Company's financial                 X          X          X          X
information and earnings guidance provided to analysts and rating agencies

Review of Financial Information in SEC Reports
----------------------------------------------

   7.   review with management and the outside auditors the             X          X          X          X
Company's financial information, including

        (a) any report, opinion or review rendered on the financial statements by management or the outside auditors (including under SAS No. 61 or 71),

        (b) any analysis prepared by management or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements and

        (c)  the effect of regulatory and accounting initiatives

   8.   review and discuss reports from the outside auditors on:        X                                           X

        (a)  the Company's critical accounting policies

        (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the outside auditors

        (c) other material written communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences

   9.   review and discuss reports from the outside auditors on:        X          X          X          X          X

        (a) conditions or matters, if any, that must be reported under generally accepted auditing standards (including SAS No.
61), including:

             (i) difficulties or disputes with management or the internal auditors encountered during the audit

             (ii) the outside auditors' views regarding the Company's financial disclosures, the quality of the Company's accounting principles as applied, the underlying estimates and other significant judgments made by management in preparing the financial statements, and the compatibility of the Company's principles and judgments with prevailing practices and standards

        (b) matters, if any, that must be reported under the federal securities laws (including Section 10A of the Exchange Act)

        (c) communications, if any, with the national office of the outside auditors pertaining to the Company's financial affairs

   10.  review with management and the outside auditors major           X          X          X          X
issues regarding accounting principles and financial statement presentations, including any

        (a) significant changes in the Company's selection or application of accounting principles,

        (b) major issues as to the adequacy of the Company's internal controls, its disclosure controls and procedures, or its financial reporting processes, and

        (c) special audit steps adopted in light of material control deficiencies

   11.  discuss with management and the outside auditors the            X          X          X          X
effect of regulatory and accounting initiatives as well as
off-balance sheet structures on the Company's financial statements

   12.  discuss the Company's major financial risk exposures and        X          X          X          X          X
the steps management has taken to monitor and control such
exposures

   13.  review the accounting implications of significant new           X          X          X          X          X
transactions, if any

Conduct of Meetings
-------------------

   14. in connection with each periodic report of the Company, review:

   (a)  management's required disclosure, if any, to the Audit                                                      X
Committee under ss.302 of the Sarbanes-Oxley Act regarding
significant deficiencies in internal controls over financial reporting or reportable fraud

   (b)  the contents of the certifications of the Company's CEO         X          X          X          X
and CFO included in such report

   15.  receive reports, if any, regarding (a) non-audit                X          X          X          X
services that the Chairman (or any  subcommittee) pre-cleared the outside  auditor to perform since the last meeting, (b) letters received by the Chairman under the Company's  accounting complaint procedures and (c) any other "whistle blower" reports alleging material violations within the purview of the Audit Committee's functions

   16.  review the extent to which the Company has implemented                                                      X
changes in practices or controls that were previously  recommended to or approved by the Audit Committee

   17.  receive reports regarding significant changes to GAAP or                                                    X
regulations impacting the Audit Committee

   18.  meet in executive session with the outside auditors,            X          X          X          X          X
internal auditors and management, as necessary

Annual Reports
--------------

   19.  recommend to the Board whether the audited financial            X
statements should be included in the Company's 10-K report

   20.  approve the annual proxy statement report of the Audit          X
Committee required by the rules of the SEC

   21.  review and approve the disclosures in each 10-K report          X
regarding management's internal control report (effective First
Quarter 2005)

Oversight of the Company's Outside Auditors
-------------------------------------------

   22.  pre-clear the engagement of the outside auditors to                                                         X
conduct any  non-audit  services not  pre-cleared  by the Chairman
(or a subcommittee)

   23.  obtain and review a report from the outside auditors                                             X
regarding (a) the outside auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting any audit engagement, (c) any steps taken to deal with any such issues, and
(d)  assurances that the outside auditing firm is registered in good standing with the Public Company Accounting Oversight Board

   24.  review and evaluate the lead audit partner and ensure           X
his rotation as required by law

   25.  monitor the effectiveness of the Company's hiring                                                X
policies  for  employees  or  former   employees  of  the  outside
auditors  (maintained under Section 10A(l) of the Exchange Act and
NYSE Rule 303A(7))

Oversight of the Company's Internal Auditors
--------------------------------------------

   26.  review the performance of the head of the internal audit                              X
department, and replace if necessary

   27.  meet, if possible, with the entire internal auditing            X
staff

   28.  review significant reports to management prepared by the        X          X          X          X          X
internal auditing department and management's responses

   29.  discuss with the outside auditors and management the                                             X
internal audit department's plans, responsibilities, preliminary budget, independence and staffing for the upcoming year
(including the use of third party firms) and any recommended changes thereto

Compliance Oversight Responsibilities
-------------------------------------

   30.  monitor the effectiveness of the Company's procedures                                                       X
for receiving, retaining, and handling confidential, anonymous complaints regarding accounting, controls or auditing matters
(maintained under SEC Rule 10A-3)

   31.  discuss any correspondence with regulators or                                                               X
governmental agencies and any published reports which raise
material issues regarding the Company's financial statements or accounting policies

   32.  review the adequacy of the Company's disclosure controls                                                    X
and procedures

   33.  review reports on "related party" transactions                 X

   34.  solicit, as necessary, germane reports or information                                                       X
from other committees with related oversights functions

   35.  review periodically the procedures established by the                                                       X
Company to monitor its compliance with debt covenants

   36.  consult periodically with counsel concerning the Audit                                                      X
Committee's responsibilities or legal matters that may have a material impact on the Company's financial statements, controls, or corporate compliance procedures

Self Assessment
---------------

   37.  review annually the Audit Committee's self-review                                     X
criteria

   38.  conduct self-review; verify that all Committee members                                           X
remain eligible to serve

Charter
-------

   39.  review this checklist and the related Audit Committee                                            X
charter annually, and consider, adopt and submit to the Board any proposed changes

   40.  include a copy of the Audit Committee charter as an                                                         X
appendix to the proxy statement at least once every three years

   41.  periodically review the charter of the internal audit                                                       X
department, and consider and adopt necessary changes

                               * * * * * * * * * *

Last Revised:   February 25, 2004.

* * * * * *

(1 ) The Audit Committee may request verification that no employee of the Company in a financial reporting oversight role is a former partner, principal, shareholder or professional employee of the outside auditors, and may review any additional records or certifications necessary to verify the outside auditors' independence under Regulation S-X.